EXHIBIT 99.1

News Release

Investor Relations Contact:	Corporate Communications Contact:
Rochelle Krause	Abbie Kendall
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6437	Tel: (503) 672-4681
Email: rochelle.krause@pdf.com	Email: abbie@akipr.com

PDF Solutions® Reports Third Quarter 2003 Financial Results

     SAN JOSE, Calif.—October 23, 2003—PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its third fiscal quarter ended September 30, 2003.

     Revenue for the third fiscal quarter of 2003 totaled $11.3 million, an increase of 2% compared with revenue of $11.0 million for the third fiscal quarter of 2002. Pro forma net income for the third fiscal quarter of 2003, excluding amortization of stock-based compensation and acquired intangible assets and the write-off of in-process research and development resulting from the acquisition of IDS Software Systems, Inc., totaled $332,000, or $0.01 per diluted share, compared with pro forma net income of $853,000, or $0.04 per diluted share, for the third fiscal quarter of 2002. Reported net loss for the third fiscal quarter of 2003 totaled $1.2 million, or $0.05 per diluted share, compared with reported net income of $185,000, or $0.01 per diluted share, for the third fiscal quarter of 2002.

     “We are pleased with our third fiscal quarter financial results and we are excited about the opportunities that lie ahead,” said John Kibarian, PDF’s President and Chief Executive Officer. “Closing the acquisition of IDS Software Systems, commencing the full integration of the people and the dataPOWER™ yield management products into PDF Solutions, and the public debut of our process-aware pDfx™ environment positions PDF to provide even more comprehensive yield improvement solutions to our customers as their need for such solutions continues to grow.”

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     As previously announced, the company will hold a live conference call beginning at 3:00 p.m. PDT/6:00 p.m. EDT today to discuss the quarterly results. A live webcast of this teleconference will be available on the company’s website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by the company’s management when discussing financial results with investors and analysts, will be available on the company’s website at http://www.pdf.com/news_archive.phtml following the date of this release.

About PDF Solutions

PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF’s software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions® is a registered trademark, and dataPOWER™ and pDfx™ are trademarks, of PDF Solutions, Inc.

Forward-Looking Statements

Some of the statements in this press release are forward looking, including the statements regarding future market and revenue opportunities, and PDF’s ability to integrate acquired technologies and gain market acceptance for new product offerings, at all or in a timely manner. The words “estimate”, “project”, “expect”, “believe”, “continues” and similar expressions also identify forward-looking statements. Actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: any unforeseen industry changes; difficulties in modifying PDF’s solutions on a timely basis; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF’s products and services. Readers should also refer to the risk disclosures set forth in PDF’s periodic public filings with the SEC, including, without limitation, its reports on Form 10-K, most recently filed on April 26, 2003, and on Form 10-Q, most recently filed on August 14, 2003. The forward-looking statements contained in this release are made as of the date hereof, and PDF does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

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PDF SOLUTIONS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2003	2002

		(audited)
ASSETS
Current assets:
Cash and cash equivalents	$46,567	$71,490
Accounts receivable, net of allowances	9,701	7,924
Prepaid expenses and other current assets	4,004	4,406

Total current assets	60,272	83,820
Property and equipment, net	4,024	3,533
Goodwill	40,721	662
Intangible assets, net	24,666	220
Other assets	4,756	1,564

Total assets	$134,439	$89,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,429	$499
Accrued compensation and related benefits	2,238	1,143
Other accrued liabilities	2,433	1,669
Other acquisition obligations	7,646	—
Taxes payable	2,990	1,838
Deferred revenues	2,256	4,496
Billings in excess of recognized revenue	333	606

Total current liabilities	19,325	10,251
Deferred tax liability	8,985	752
Deferred rent	102	39
Long-term liabilities	194	15

Total liabilities	28,606	11,057

Stockholders’ equity:
Common stock	4	3
Additional paid-in-capital	128,685	99,884
Deferred stock-based compensation	(1,098)	(1,340)
Notes receivable from stockholders	(3,755)	(4,998)
Accumulated deficit	(18,086)	(14,845)
Cumulative other comprehensive income	83	38

Total stockholders’ equity	105,833	78,742

Total liabilities and stockholders’ equity	$134,439	$89,799

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PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended

	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002

Revenue:
Design-to-silicon-yield solutions	$9,033	$8,213	$25,175	$26,098
Gain share	2,267	2,824	5,282	8,632

Total revenue	11,300	11,037	30,457	34,730

Cost and expenses:
Cost of design-to-silicon-yield solutions	3,768	3,650	10,726	11,624
Research and development	4,421	3,989	13,123	11,143
Selling, general and administrative	3,106	2,630	8,720	7,716
Stock-based compensation amortization*	366	640	1,344	2,198
Amortization of acquired intangible assets	789	41	955	123
Write-off of in-process research and development	800	—	800	—

Total costs and expenses	13,250	10,950	35,668	32,804

Income (loss) from operations	(1,950)	87	(5,211)	1,926
Interest and other income	278	443	998	1,140

Income (loss) before taxes	(1,672)	530	(4,213)	3,066
Tax (benefit) provision	(441)	345	(972)	1,736

Net income (loss)	$(1,231)	$185	$(3,241)	$1,330

Net income (loss) per share:
Basic	$(0.05)	$0.01	$(0.14)	$0.06

Diluted	$(0.05)	$0.01	$(0.14)	$0.06

Weighted average common shares:
Basic	23,002	22,127	22,701	21,860

Diluted	23,002	23,133	22,701	23,172

* Stock-based compensation amortization:
Cost of design-to-silicon yield solutions	$77	$186	$293	$672
Research and development	222	307	785	1,111
Selling, general and administrative	67	147	266	415

	$366	$640	$1,344	$2,198

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PDF SOLUTIONS, INC.
RECONCILIATION OF REPORTED GAAP NET INCOME (LOSS) TO PRO FORMA NET INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended

	September 30,	September 30,
	2003	2002

Net income (loss)	$(1,231)	$185
Stock-based compensation amortization	366	640
Amortization of intangibles, net	397	28
Write-off of in-process research and development	800	—

Pro forma net income	$332	$853

Pro forma net income per share – diluted	$0.01	$0.04

Weighted average common shares — diluted	24,383	23,133

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